EXHIBIT 10.5

FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN
as amended and restated effective May 12, 2014
______________________________

Restricted Share Award Agreement
______________________________

You (the “Participant”) are hereby awarded Restricted Shares subject to the terms and conditions set forth in this Award Agreement (the “Award Agreement” or “Award”) and in the FairPoint Communications, Inc. Amended and Restated 2010 Long Term Incentive Plan (“Plan”). A copy of the Plan is attached as Exhibit A, and a copy of the Prospectus summarizing the Plan’s material terms is attached as Exhibit B. Terms beginning with initial capital letters within this Agreement have the special meaning defined in the Plan (or in this Agreement, if defined herein).
This Award is conditioned on your execution of this Award Agreement within five (5) days after the Grant Date specified in Section 1 below. By executing this Award Agreement, you will be irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of the Plan, subject to the provisions set forth below. As a result, you should not execute this Award Agreement until you have (i) carefully considered the terms and conditions of the Plan and this Award, and (ii) consulted with your personal legal and tax advisors about all of these documents.

1.	Specific Terms. Your Restricted Shares have the following terms:

Name of Participant
Number of Restricted Shares Being Awarded
Purchase Price per Share (if applicable)	Not applicable.
Grant Date
Vesting
Your Award will vest with respect to _______ percent (__%) of the number of Restricted Shares designated above on the Grant Date, and an additional _______ percent (__%) on each of the next ____ (__) annual anniversaries of the Grant Date (each a “Vesting Date”), provided that your Continuous Service has not ended before the particular Vesting Date (subject to the terms of any employment agreement between you and the Company).

Accelerated Vesting
☐ You will become 100% vested in this Award upon the first to occur of (i) a Change in Control or (ii) termination of your Continuous Service due to your death or your Disability.
☐ If your Continuous Service terminates without Cause, vesting will accelerate to the extent necessary so that you become at least _______ percent (__%) vested in the total number of Restricted Shares designated above, plus an additional _______ percent (__%)of such number for each completed year of your Continuous Service beyond the first year after the Grant Date (up to 100% in the aggregate).

§83(b) Elections	Allowed using the Election attached as Exhibit C.
Deferral Elections	Not allowed.
Recapture and Recoupment	☐ Plan §10 shall apply re Termination, Rescission, and Recapture. ☐ Plan §11 shall apply re Recoupment of this Award.
2.    Termination of Continuous Service. Subject to the terms of any employment agreement between you and the Company and/or any of its subsidiaries then in effect, this Award shall be canceled and become automatically null and void (and you will forfeit all right to any unvested Restricted Shares) immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested in your Restricted Shares, pursuant to the terms of Section 1 above regarding vesting or accelerated vesting, on or before your Continuous Service ends.
3.    Voting Rights. As the owner of record of any Restricted Shares you qualify to receive pursuant to this Award Agreement, you will be entitled to vote such Restricted Shares, provided you hold them on the particular record date for determining shareholders of record entitled to vote.
4.    Settlement through Issuance of Unrestricted Shares. Pursuant to Section 6 of the Plan, the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one unrestricted Share for each vested Restricted Share, as soon as practicable after the date on which your Restricted Shares vest in whole or in part; provided that the number of Shares issued to you shall be reduced by a number of Shares having a Fair Market Value equal to the sum of (I) the par value per Share issued (as payment thereof), plus (II) the minimum statutory tax withholding required in connection with the settlement of your Restricted Shares, provided such action has been authorized by the Committee through written notice to you before the applicable vesting date. Otherwise, you must arrange to settle the tax liability for such vesting of this Award through a cash payment or salary reduction, with cash being withheld from your pay for any additional withholding and employment taxes that applicable tax laws may require. Certificates for unrestricted Shares shall not be delivered to you unless and until all applicable conditions of this Award have been satisfied, including all employment and tax-withholding obligations.
5.    Dividends. You shall have the right to collect any cash dividends or Share dividends on your Restricted Shares whenever they are declared and paid to the holders of Shares between the Grant Date and each vesting date upon which you are entitled to receive unrestricted Shares to settle this Award; provided that any cash dividends you receive shall be vested when paid, and that any Share dividends on your Restricted Shares shall be issued as additional Restricted Shares that have the same vesting terms and conditions as the underlying Restricted Shares to which the Share dividends relate. To the extent that your Continuous Service ends before full vesting of your Restricted Shares, you will forfeit all Share-based dividends that are attributable to all of your non-vested Restricted Shares.
6.    Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit D (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.
7.    Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.
8.    Taxes. Except to the extent otherwise specifically provided in an employment agreement between you and the Company, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any applicable taxes that may arise pursuant to this Award, including taxes arising under Code Section 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.
9.    Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (ii) the Company would not have granted this Award to you but for these acknowledgements and agreements.
10.    Investment Purposes. By executing this Award, you represent and warrant to the Company that any Restricted Shares issued to you will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.
11.    Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.
12.    Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.
13.    Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.
14.    Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
15.    Notices. All notices, requests, demands and other communications required or permitted to be given under the Plan or this Award Agreement shall be in writing and shall be deemed given (i) when personally delivered to the recipient in writing or by electronic mail (provided in either case that a written or e-mail acknowledgement of receipt is obtained), (ii) one (1) business day after being sent by a nationally recognized overnight courier (provided that a written acknowledgement of receipt is obtained by the overnight courier) or (iii) four (4) business days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the party concerned at the address indicated below (or such other address as the recipient shall specify by ten (10) days’ advance written notice given in accordance with this Section 15):
To the Company:

FairPoint Communications, Inc.
Attention: General Counsel
521 East Morehead Street
Suite 500
Charlotte, North Carolina 28202

To the Participant: The last address shown in the Company’s records.
16.    Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.
17.    Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 14 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.
18.    Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.
19.    Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.
BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.

FAIRPOINT COMMUNICATIONS, INC.

By:

Name:

Title:

PARTICIPANT

Signature:

Printed Name of Participant:

Exhibit A

FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN
_______________________________
Plan Document

as amended and restated effective May 12, 2014
______________________________
Exhibit B

FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

as amended and restated effective May 12, 2014
_______________________________
Plan Prospectus
______________________________
Exhibit C

FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

as amended and restated effective May 12, 2014

_______________________________
Section 83(b) Election Form
______________________________
IF YOU WISH TO MAKE A SECTION 83(b) ELECTION, THERE ARE TWO CRITICAL REQUIREMENTS, PARTICULARLY:

•	YOUR ELECTION MUST BE FINAL WITHIN 30 DAYS AFTER THE GRANT DATE SET FORTH IN YOUR AWARD AGREEMENT, AND

•	BEFORE MAKING YOUR ELECTION, YOU MUST HAVE RECEIVED RESTRICTED SHARES PURSUANT TO SECTION 6 OF THE PLAN.
Attached is an Internal Revenue Code Section 83(b) Election Form. In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return. In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election. Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service. A Section 83(b) election normally cannot be revoked.
FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN
as amended and restated effective May 12, 2014
________________________________________________________
Election to Include Value of Restricted Shares in Gross Income
in Year of Award (Transfer) Under Internal Revenue Code Section 83(b)
_________________________________________________________
Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.
1.    My General Information:
Name:         ________________________________
Address:    ________________________________
________________________________
S.S.N.
or T.I.N.: __________________________

2.    Description of the property with respect to which I am making this election:

____________________ shares of ___________ stock of FairPoint Communications, Inc. (the “Restricted Shares”).

3.
The Restricted Shares were transferred to me on ______________ ___, 20__, pursuant to an Award Agreement executed on _____ ___, 20__ (the “Award Agreement”). This election relates to the 20____ calendar taxable year.

4.	The Restricted Shares are subject to the restrictions set forth in the Award Agreement, and are generally not transferable until my interest becomes vested and non-forfeitable, pursuant thereto.

5.    Fair market value:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $_____ per share.

6.    Amount paid for Restricted Shares:

The amount I paid for the Restricted Shares is $____ per share.

7.    Furnishing statement to employer:

A copy of this statement has been furnished to my employer (__________). If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.    Award Agreement or Plan not affected:

Nothing contained herein shall be held to change any of the terms or conditions of the Award Agreement or the Plan.

Dated: ____________ __, 20_.
______________________________
Taxpayer
Exhibit D

FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

as amended and restated effective May 12, 2014
________________________________
Designation of Death Beneficiary
_________________________________
In connection with the Awards designated below that I have received pursuant to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (the “Plan”) whether before, on, or after its amendment and restatement effective May 12, 2014, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards. This designation shall remain in effect until revoked in writing by me.
Name of Beneficiary:
Address:

Social Security No.:
This beneficiary designation relates to any and all of my rights under the following Award or Awards:
¨    any Award that I have received or ever receive under the Plan.
¨    the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and FairPoint Communications, Inc. (the “Company”).
I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.
Date:
By:
Name of Participant

Sworn to before me this
____day of ____________, 20_
___________________________
Notary Public
County of_________________
State of    __________________

LEGAL_US_E # 109845837.2